AMENDED AND RESTATED PROMISSORY NOTE

$150,000.00	Dated: August 10, 2006

FOR VALUE RECEIVED, the undersigned, Columbus Acquisition Corp., a Delaware corporation (the “Borrower”), hereby amends and restates its promise to pay to Columbus Acquisition Holdings LLC, a Delaware limited liability company (the “Lender”), the unpaid principal amount of One Hundred Fifty Thousand Dollars ($150,000.00), in accordance with the terms of this Promissory Note (this “Note”). For all purposes hereof, the date of this Amended and Restated Promissory Note shall be August 10, 2006.

1. Interest. The outstanding principal under this Note shall be interest free.

2. Maturity Date. All principal outstanding under this Note shall be due and payable in full on the earlier of March 31, 2007 or upon completion of an initial public offering of equity in the Borrower (IPO) on a reputable stock exchange (the “Maturity Date”) except to the extent required to be repaid earlier as set forth hereunder.

3. Prepayments. The Borrower may, upon notice to the Lender, elect to prepay this Note, in whole or in part, prior to the Maturity Date.

4. Method of Payment; Payments Due on a Day other than a Business Day.

(a) The principal and the accrued and unpaid interest shall be paid to the Lender, by wire transfer, in lawful money of the United States of America on the date when due without offset or counterclaim in immediately available funds.

(b) If any payment to be made on or under this Note is stated to be due or becomes due and payable on a day other than a business day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding business day.

5. Waivers. The Borrower hereby waives presentment, protest, demand, notice of dishonor or non-payments, as well as all defenses with respect to this Note and/or any obligation, notice of acceptance hereof, or any other action taken in reliance hereon, and all other demands and notices of any description in connection with this Note. No renewal or extension of this Note or any rights hereunder, no release of the Borrower, or delay or omission on the Lender’s part in enforcing this Note or in exercising or enforcing any right, remedy, option or power hereunder, shall affect the liability of the Borrower or operate as a waiver of such or any other right, remedy, power or option or of any default. The pleading of any statute of limitations as a defense to any demand against the Borrower is expressly waived by the Borrower,

6. Exercise of Rights.

(a) The Lender shall have the right in its sole discretion to determine which rights, powers, liens, or remedies the Lender may at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto, and such determination will not in any way modify or affect any of the Lender’s rights, powers, liens, security interests or remedies hereunder or under applicable law or otherwise.

(b) The enumeration of the foregoing rights and remedies is not intended to be exhaustive. The rights and remedies of the Lender described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which the Lender otherwise may have by contract or at law or in equity, and the partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

7. Lawful Limits. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest hereunder, and other charges paid or agreed to be paid to the Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and if the Lender shall have received interest, or any other payment of any kind which might be deemed to be interest under applicable law in excess of the highest maximum lawful rate, then such excess amount shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by the Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance hereunder, the Lender shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 7 shall control to the extent any other provision of this Note is inconsistent herewith.

8. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of laws rules.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first written above.

Columbus Acquisition Corp.

By:	/s/ Andrew Intrater

Name:	Andrew Intrater
Title:	Chief Executive Officer